Employment Agreement
between
the company Charles River Germany GmbH & Co. KG Sandhofer Weg 7, 97633 Sulzfeld
-hereafter called in short: Employer-
and
Mr. Dr. Jörg Geller, Eyershausen -Wiesenweg 3, 97631 Bad Königshofen
-hereafter called in short: Employee-
Preliminary remark: The employer is Charles River Germany GmbH &Co. KG
Anstellungsvertrag
zwischen
der Firma Charles River Germany GmbH &Co. KG, SandhoferWeg 7, 97633 Sulzfeld
-im folgenden kurz: Arbeitgeber-
und
Herrn Dr. Jörg Geller, Eyershausen-Wiesenweg 3, 97631 Bad Königshofen
-im folgenden kurz: Arbeinehmer-
Vorbemerkung: Arbeitgeber ist die Charles River Germany GmbH & Co. KG
§ 1 Duration of contract, notice of termination:

(1)
This employment agreement shall be valid from 1 June 2006. It shall be concluded for a limited period of two years first and it shall be renewed automatically by one year, as far as no notice of termination is given.

(2)	This employment agreement can be terminated under observance of a notice period of 7 months.

(3)
In case of termination by the employer the employee shall receive a compensation for dismissal for the amount of one annual salary. The average of the last three annual salaries including bonus and expenses associated with company automobile shall represent the calculation basis for it.

§ 1 Vertragsdauer, Kündigung:

(1)	Dieser Anstellungsvertrag gilt ab 1. Juni 2006. Er wird zunächst befristet auf zwei Jahre abgeschlossen und verlängert sich automatisch um ein Jahr, sofern er nicht gekündigt wird.

(2)	Der Anstellungsvertrag kann mit Einhaltung einer 7-monatigen Kündigungsfrist gekündigt warden.

(3)	Bei einer Kündigung seitens des Arbeitgebers erhält der Angestellte eine Abfindung für den Verlust des Arbeitsplatzes in Höhe eines Jahresgehaltes.

Berechnungsgrundlage ist der Durchschnitt der letzten drei Jahresgehälter einschließlich Bonus und Auslagen im Zusammenhang mit dem Firmenwagen.
§ 2 Field of duties
The employee shall be employed for an independent and responsible management of all company's areas. He has the duty to comply with the instructions of the shareholders, especially all duties and responsibilities as the President or Executive Vice President of Charles River Laboratories, Inc.
or their designees assign to him.
§ 2 Aufgabenfeld
Der Angestellte wird zur selbständigen und eigenverantwortlichen Leitung aller Unternehmensbereiche eingestellt. Er ist gegenüber den Gesellschaftern weisungsgebunden, insbesondere hinsichtlich der Übertragung von Pflichten und Verantwortung durch den Präsidenten oder Vizepräsidenten der Charles
River Laboratories, Inc. oder deren Beauftragte.
§ 3 Performance at work service

(1)	The employee has the obligation to perform a regular weekly work of 39 hours.

(2)
The employee shall be ready to perform overtime work or to postpone his regular working time to the weekends or to the time after 20.00 o’clock, in case this should be necessary due to company’s internal reasons.

§ 3 Arbeitsleistung

(1)	Der Arbeitnehmer ist zu einer regelmäßigen wöchentlichen Arbeitsleistung von 39 Stunden verpflichtet.

(2)	Der Arbeitnehmer ist bereit, Mehrarbeit zu leisten oder seine regelmäßige Arbeitszeit auf die Wochenenden oder die Zeit nach 20.00 Uhr zu verlegen, wenn dies aus betrieblichen GrUnden notwendig ist.
§ 4 Remuneration

(1)
For his monthly activity the employee shall be paid a monthly gross salary for the amount of 18.292,30 Euro plus capital-forming benefits for the amount of
40 Euro as well as a 13th monthly salary additionally, payable with the
November remuneration. Further on he shall participate in the company's bonus program and in the share option plan corresponding to the regulations in force. The company old-age endowment insurance concluded for him with Universa shall continue to run unchanged.

(2)
Travel expenses and other expenses incurred shall be reimbursed upon individual proof as far as they have been necessary in the interest of the company. The employee can choose whether the daily subsistence allowance and the accommodation costs are to be reimbursed as a lump sum, within the corresponding applicable rates permitted by tax legislation.

(3)	The employee is entitled to the private use of an upper mid-range company automobile. He shall pay tax on the financial advantages resulting from it.

(4)	The sick pay shall comply with the legal provisions.

(5)	The employee is entitled to us a computer equipment, telephone, fax and internet access at his home office at the company's expense.
§ 4 Bezüge

(1)
Der Angestellte erhält für seine Tätigkeit ein monatliches Bruttogehalt in Höhe von 18.292,30 Euro zuzüglich vermögenswirksame Leistungen in Höhe von 40
Euro sowie ein 13. Monatsgehalt, zahlbar mit den Novemberbezügen. ER nimmt weiterhin am betrieblichen Bonusprogramm und Aktienoptionsplan entsprechend der geltenden Regelungen teil. Die für ihn abgeschlossene betriebliche Altersversorgung bei der Universa läuft unverändert weiter.

(2)
Reisekosten und sonstige Aufwendungen, soweit diese im Interesse der Gesellschaft notwenig waren, werden gegen Einzelnachweis erstattet. Tag-
eund Übernachtunsgelder können nach Wahl des Angestellten auch im
Rahmen der jeweils steuerlich zulässigen Sätze pauschal erstattet werden.

(3)	Der Angestellte hat Anspruch auch auf die private Nutzung eines firmeneigenen Kraftwagens der gehobenen Mittelklasse. Daraus sich ergebende geltwerte Vorteile hat er zu versteuern.

(4)	Die Entgeltfortzahlung im Krankheitsfall richtet sich nach den gesetzlichen Bestimmungen.

(5)	Dem Angestellten wir von der Firma die Ausstattung eines home office, auch zur privaten Nutzung, zur Verfügung gestellt, bestehend aus Fax, PC, Telefon und Internetanschluss.
§ 5 Holidays

(1)	The employee is entitled to an annual holiday of 30 working days per calendar year.

(2)	The employee shall choose the holiday period taking into consideration the interest of the employer; the holidays can also be taken in partial periods.

(3)	The holiday entitlement will be forfeited 3 months after expiry of the previous year.
§ 5 Urlaub

(1)	Der Angestellte hat Anspruch auf einen Jahresurlaub von 30 Arbeitstagen pro Kalenderjahr.

(2)	Den Zeitpunkt des Urlaubs bestimmt der Angestellte unter Berücksichtigung der Belange des Arbeitgebers; der Urlaub kann auch in Teilabschnitten genommen werden.

(3)	Der Urlaubsanspruch verfällt 3 Monate nach Ablauf des vorangegangen Jahres.
§ 6 Insurances

(1)
The employer commits himself to sufficiently insuring the employee on his own expenses against accidents at work including all transports between his residence and the company, against death, invalidity, personal injuries, property damages, loss of earnings etc.

(2)	The employee is entitled to the insurance rights and, in case of death, his heirs shall also be entitled to them.
§ 6 Versicherungen

(1)
Der Arbeitgeber verpflichtet sich, den Angestellten gegen Betriebsunfälle einschließlich aller Fahrten zwischen Wohnung und Betrieb gegen Tod,
Invalidität, Körper-und Sachschäden, Verdienstausfall usw. auf ihre Kosten ausreichend zu versichern.

(2)	Die Ansprüche aus den Versicherungen stehen dem Angestellten zu, im Falle seines Todes seinen Erben.
§ 7 Non-solicitation clause; Non-competition clause

(1)	The employee commits to the following for a period of one year after termination of employment:

a)	The interdiction to do business with customers of the employer or to interfere in the relationship between the customers and the employer to the disadvantage of the latter.

b)	The interdiction to offer employment to or solicit for employment any employee of the company or to assist anyone else in doing the same.

(2)
The employee agrees to commit himself not to enter into competition with the Research Models and Services segment of the company or any of its affiliates for a period of up to one year after termination of employment. Further on the covenant not to compete contains the prohibition to act as an employee, managing director, senior executive, member, partner, agent or consultant of a company whose business activity is in competition with the Research Models and Services segment of the company or any of its affiliates, in any geographical area in which the company or any of its affiliates conducts business.

The employer commits himself to pay the employee a compensation for the period of non-competition in the amount of half of one annual salary, calculated as set forth in Section 1 (3). The employer's contribution to social insurance premiums shall be left out of consideration. The compensation for the period of non-competition shall be due to be paid at the end of each month.
The employer can count the revenues the employee has earned as a self-
employed person and as a working employee by exploiting his manpower against the compensation for the period of non-competition.

a)
He shall be allowed to take into account the realized monthly earnings before deductions, the voluntary or obligatory non-recurring payments as well as any material allowances granted by the new employer. Revenues from the private sphere of the employee like Investment Incomes, rent receipts or social security benefits shall not be taken into account. Revenues from subsidiary gainful activities the employee has exercised during the employment period shall not be taken into account either. This shall not be valid for subsidiary gainful activities the employer has started after termination of employment only.

b)
A malicious failure to accept any other gainful occupation is equal to any factual gainful employment and thus it shall result in being taken into account for the compensation for the period of non-competition. The employee shall act in a malicious way if he does not take up any activity he can obtain and which is acceptable for him under the whole circumstances. The behavior of the employer has to be comprehensible and in good faith.

c)
A reduction of the compensation for the period of non-competition shall be effected if the total of the allowable remunerations reached after having taken into consideration the additional amount of compensation for the period of non-competition exceeds the amount of the payments earned last by 10%.

On the employer's request the employee has to inform the employer about the amount of his real earnings. (The obligation to provide information does not include any rejected possibility of remunerative employment).
§ 7 Wettbewerbsklausel

(1)	Der Arbeitnehmer verpflichtet sich für die Dauer von einem Jahr nach der Beendigung des Arbeitsverhaltnisses.

a)	mit keinem Kunden des Arbeitgebers Geschäfte zu machen oder in die Beziehungen zwischen dem Kunden und des Arbeitgebers zu dessen Nachteil einzugreifen.

b)	keinem Mitarbeiter des Arbeitgebers eine Beschäftigung anzubieten oder diesem zu einer anderweitigen Beschäftigung raten oder einen anderen dabei zu unterstützen. Entsprechendes zu tun.

(2)
Der Arbeitnehmer verpflichtet sich, ein Jahr nach Beendigung des Arbeitsverhältnisses hinsichtlich des Geschäftsbereiches Research Models and Services nicht in Wettbewerb mit der Firma oder einer ihrer Tochterfirmen zu treten. Weiterhin umfasst das Wettbewerbsverbot das Verbot, als Mitarbeiter, Geschäftsführer, führender Angestellter, Mitglied, Partner, Vertreter oder Berater eines Unternehmens tätig zu werden, dessen hauptsächliche Geschäftstätigkeit in Wettbewerb zu dem Geschäftsbereich Research Models and Services der Firma oder deren Tochterfirmen steht.

Der Arbeitgeber verpflichtet sich für den Zeitraum nach Beendigung des Arbeitsverhältnisses zur Zahlung einer Karenzentschädigung während der Dauer des Wettbewerbsverbotes. Die Karenzentschädigung beträgt die Hälfte der vertraglich vereinbarten Vergütung. Zu den anzusetzenden Leistungen gehören die regelmäßigen Brutto-Monatsvergütungen, Urlaub-, Weihnachtsgeld. Die gewährten Tantiemen und die Gewinnbeteiligung werden in Höhe eines in den letzten drei Jahren vor der Beendigung des Arbeitsverhältnisses ermittelten Durchschnittsbetrags angerechnet.
Außer Betracht bleiben die Arbeitgeberanteile zur Sozialversicherung.

(3)	Die Karenzentschädigung ist zum Schluss eines jeden Monats fällig.

(4)	Der Arbeitgeber kann Einkünfte aus selbständiger und unselbständiger Tätigkeit, die der Arbeitnehmer durch die Verwertung seiner Arbeitskraft erzielt, auf die Karenzentschädigung anrechnen.

a)	Angerechnet werden kann er erzielte Brutto-Monatsverdienst, freiwillige oder verpflichtende Einmalzahlungen sowie Sachzuwendungen des neuen Arbeitgebers.
Nicht angerechnet werden Einnahmen aus der Privatsphäre des Arbeitnehmers wie Kapitaleinkünfte, Mieteinnahmen oder Sozialleistungen. Ebenso werden nicht angerechnet, Einkünfte aus Nebentätigkeiten, die der Arbeitnehmer während des Arbeitsverhältnisses ausgeübt hat. Dies gilt nicht für Nebentätigkeiten, die der Arbeitnehmer erst nach Beendigung des Arbeitsverhältnisses aufgenommen hat.

b)
Ein böswilliges Unterlassen anderweitigen Erwerbs steht dem tatsächlichen Erwerb gleich und führt mithin zu Anrechnung auf die Karenzentschädigung. Böswillig handelt der Arbeitnehmer, der eine ihm mögliche und den gesamten Umständen nach zumutbare Tätigkeit nicht aufnimmt. Das Verhalten des Arbeitnehmers muß nachvollziehbar und redlich sein.

c)
Eine Kürzung der Karenzentschädigung erfolgt, wenn die Gesamtheit der anrechenbaren Leistungen unter Hinzurechnung der Karenzentschädigung den Betrag der zuletzt bezogenen Leistungen um mehr als 10% übersteigt.

Der Arbeitnehmer muß dem Arbeitgeber auf Verlangen über die Höhe des tatsächlichen Erwerbes Auskunft erteilen. (Die Auskunftspflicht umfasst nicht eine ausgeschlagene Erwerbsmöglichkeit.)
§ 8 Confidentiality
The employee commits himself to keeping secrecy about all company's internal operations he has known about during the term of contract, during the employment relationship itself as well as after its termination. The employee commits himself also to keeping secrecy about all trade secrets, and proprietary and confidential information, including without limitation business information, financial information, product information and customer lists. He is not allowed to use or disclose any information he has got during the employment. All inventions, know-how and other intellectual property developed by the employee belong to the company.
§ 8 Geheimhaltung
Der Arbeitnehmer verpflichtet sich, üb er alle ihm während der Vertragsdauer bekannt gewordenen unternehmensinternen Vorgänge sowohl wah rend der
Dauer des Dienstverhältnisses als auch nach seiner Beendigung
Stillschweigen zu bewahren. Er verpflichtet sich weiter, uneingeschränkt Stillschweigen zu bewahren über aile gewerblichen sowie geschützten und vertraulichen Informationen, einschließlich geschäftliche, finanzielle, produktbezogene Informationen und Kundenlisten. Er ist nicht berechtigt, Informationen zu verwenden oder preiszugeben, die er während seiner Beschäftigung erlangt hat. Sämtliche Erfindungen, Fachkenntnisse und anderes intellektuelles Eigentum, welches vom Arbeitnehmer entwickelt wurde, steht im Eigentum der Firma.
§ 9 Sideline occupation
The employee is obliged to devote all his work energy to the service of the employer. The acceptance of any additional occupation on a payment bases or without payment in the professional field, of honorary positions, of participation in supervisory bodies or of similar mandates requires the prior consent of the employer.
§ 9 Nebentätigkeit
Der Arbeitnehmer ist verpflichtet, seine Arbeitskraft ausschließlich für den Arbeitgeber einzusetzen. Die Übernahme einer entgeltlichen oder unentgeltlichen Nebentätigkeit im beruflichen Bereich, von Ehrenämtern, Aufsichtsrats-oder ähnlichen Mandaten bedarf der vorherigen Zustimmung des Arbeitgebers.
§ 10 Final provisions

(1)
Should any individual provisions of this agreement be invalid, the validity of the remaining provisions of this agreement will remain unaffected by it. In lieu of any ineffective provision, such provision shall be agreed upon which accords most closely with the economic meaning and purpose of the invalid provision.

(2)
The cancellation, modification and completion of this employment agreement require the written form. Verbal agreements as well as any verbal agreement about the cancellation of the written form are null and void.

(3)	The parties affirm that this contract is the entire agreement concerning the employment.
§ 10 Schlussbestimmungen

(1)
Soweit einzelne Bestimmungen dieses Vertrages ungültig sein sollten, wird die Wirksamkeit der übrigen Vertragsbestimmungen hierdurch nicht berührt.
Anstelle der unwirksamen Bestimmung ist eine Regelung zu vereinbaren, welche dem Sinn und Zweck der ungultigen Bestimmung wirtschaftlich am nächsten kommt.

(2)	Die Aufhebung, Änderung und Ergänzung dieses Anstellungsvertrages bedürfen der Schriftform. Mündliche Vereinbarungen, auch die mündliche Vereinbarung über die Aufhebung der Schriftform, sind nichtig.

(3)	Die Parteien sind sich daruber einig, dass die vorliegende Vereinbarung die Bedingungen des Anstellungsvertrages abschließend regelt.

/s/ Real H. Renauld	/s/ Jörg Geller
(Employer/Arbeitgeber)	(Employee/Arbeitnehmer)